T.L.C.A. - Additional Bank Loan



                                 Project Designation:

                            Oklahoma 545-TA1, TP1 CHEYENNE
                                (Oklahoma 535 McLoud)



                                    TELEPHONE LOAN
                                  CONTRACT AMENDMENT

                             Dated as of January 15, 1993

                                       between

                            DOBSON TELEPHONE COMPANY, INC.

                                 RURAL TELEPHONE BANK

                                         and

                               UNITED STATES OF AMERICA

    AGREEMENT, made as of January 15, 1993, between DOBSON TELEPHONE COMPANY, INC. (hereinafter called the "Borrower"), a corporation existing under the laws of the State of Oklahoma, UNITED STATES OF AMERICA (hereinafter called the "Government"), acting through the Administrator of the Rural Electrification Administration (hereinafter called the "Administrator"), and RURAL TELEPHONE BANK (hereinafter called the "Bank"), a corporation existing under the laws of the Government, acting through the Governor of the Bank (hereinafter called the "Governor").

    WHEREAS, the Government and the Borrower have heretofore entered into a certain telephone loan contract, amending telephone loan contract, consolidating telephone loan contract, or consolidating and amending telephone loan contract, dated as of November 7, 1958 (such agreement, as it may have been amended by agreements between the Borrower and the Government, being hereinafter called the "Loan Contract"); and

    WHEREAS, the McLoud Telephone Co. (hereinafter called "McLoud"), a corporation formerly existing under the laws of the State of Oklahoma, and the Government have heretofore entered into a telephone loan contract, dated as of MARCH 19, 1956, as heretofore amended by certain agreements, including a certain amendment made by and among McLoud, the Government and the Bank (said agreement, as it may have been amended being hereinafter called the "McLoud Loan Contract"), with respect to the terms and conditions of loans (hereinafter called the "McLoud Loan(s)") made by the Government and the Bank to McLoud; and

    WHEREAS, pursuant to a Resolution of Merger, McLoud merged into the Borrower, effective December 31, 1990, in accordance with all applicable laws, with the Borrower being the surviving corporation, and acquiring all right, title and interest of McLoud in all of the assets, rights, and properties of McLoud and the Borrower has assumed all of the debts, liabilities and obligations of McLoud (such acquisition and assumption of indebtedness being hereinafter called the "McLoud Acquisition"); and

    WHEREAS, it is intended by this agreement to amend the Loan Contract to reflect the "McLoud Acquisition" by the Borrower; and

    WHEREAS, it is intended by this agreement to amend the Loan Contract (a) by increasing the aggregate amount of the loans provided for in the Loan Contract by the sum of the aggregate amount of the loans provided for in the McLoud Loan Contract, and (b) in certain other respects;

    NOW, THEREFORE, for and in consideration of the mutual agreements herein contained, the Borrower, the Government, and the Bank agree as follows:

    SECTION 1.  The Bank is hereby made a party to the Loan Contract.

    SECTION 2. The definition of "Loan" in the Loan Contract is amended to include the Bank Loan, as defined in section 3 of this agreement.

    SECTION 3.  The Loan Contract is amended by the addition of (1) the term
"REA

Loan", which shall mean collectively that part of the Loan which the Government has heretofore agreed to make (hereinafter sometimes called the "underlying loan"), plus any increase in the underlying loan which the Government may agree to make pursuant to the Loan Contract, as amended hereby and as it may be hereafter amended from time to time, and (2) the term "Bank Loan", which shall mean the amount of the outstanding balance of the loans made by the Bank to McLoud as set forth in Section 7(B) of this Agreement and assumed by the Borrower and payable to the Bank and any increase in the amount thereof which the Bank may agree to make pursuant to the Loan Contract, as amended hereby and as it may be hereafter amended from time to time.

    SECTION 4. The definition of the term "Existing Facilities" in the Loan Contract is amended (a) to include the existing facilities owned and operated by McLoud as defined in the McLoud Loan Contract, and (b) by changing to 332 the approximate number of subscribers served thereby.

    SECTION 5. The definition of the term "Project" in the Loan Contract is amended (a) to include the improvements and additional telephone facilities financed by the McLoud Loans, and (b) by changing to 13,156 the approximate number of subscribers to be served thereby (aside from those served by the Existing Facilities as such term is defined in the Loan Contract as amended by this agreement).

    SECTION 6. The definition of the term "System" in the Loan Contract is amended to include the Project, as such term is amended by this agreement, and the Existing Facilities, as such term is amended by this agreement, and shall include, without limitation, the improvements and additional telephone facilities acquired as a result of the McLoud Acquisition.

    SECTION 7 (A). Section 1.1 of the Loan Contract is amended by
(1) substituting "A) THE REA LOAN" for "AMOUNT AND PURPOSE" and adding "partially," (if omitted) after "to finance" and before "pursuant to the provisions of the Act", (2) adding the following to the counties listed in section 1.1: Cleveland, Lincoln, Oklahoma and Pottawatomie, (3) to include the definition of REA Loan, $14,477,560.45, which represents the outstanding balance of the McLoud Loan assumed by the Borrower and payable to the Government, and
(4) to include in the definition of REA Loan, $1,750,000 which represents an unadvanced portion of the McLoud Loan to be advanced to the Borrower by the Government hereunder.

    SECTION 7 (B). Section 1.1 of the Loan Contract is further amended by adding the following as subsection (B) thereto:

         "(B) THE BANK LOAN. For the purposes set forth in section 408 of the Act, the Bank, pursuant to the provisions of the Act, has previously lent and the Borrower has or shall assume the outstanding balance of the McLoud loans payable to the Bank in the amount of $1,037,953.91.

    SECTION 8. The provisions set forth in Exhibit A hereto, and by this reference made a part hereof, shall amend and supersede all provisions of the Loan Contract inconsistent therewith. If the Loan Contract does not include "System" as a defined term, any reference to "System" in this agreement, including Exhibit A, shall be read as "Project". If the Loan Contract does not include "Project" as a defined term, any reference to "Project" in this agreement, including Exhibit A, shall be read as "System".

    SECTION 9. Neither the Government nor the Bank shall be under any obligation to advance funds from time to time on account of the REA Loan or the Bank Loan, as the case may be, including, without limitation, funds on account of the unadvanced portion of the McLoud REA Loan, unless and until the Borrower shall have delivered to the Administrator, in form and substance satisfactory to him, the following:

         (a) evidence, in form and substance satisfactory to him that the Borrower has duly authorized, executed, recorded and filed a security instrument, in form and substance satisfactory to the Administrator, which, among other things, includes all properties acquired as a result of the McLoud Acquisition and secures McLoud's indebtedness to the Government and Bank as assumed by the Borrower together with all existing and future obligations owed by the Borrower to the Government or Bank;

         (b) evidence, in form and substance satisfactory to him, that the Borrower has duly authorized and executed assumption notes, in form and substance satisfactory to the Administrator, assuming amounts remaining owned under the McLoud Loans to the Government or Bank, as the case may be, and that said assumption notes have been duly delivered to the Government or Bank, as the case may be;

         (c) evidence in form and substance satisfactory to him that the Borrower has duly authorized and executed a note in the amount of $1,752,000 payable to the Government representing the unadvanced portion of the McLoud REA Loan to be advanced to the Borrower and that said note has been duly delivered to the Government; and

         (d) evidence that the Borrower has duly registered when and where required by law with all State, Federal and other public authorities and regulatory bodies and obtained therefrom all authorizations, certificates, permits, and approvals to the extent required by law in order to enable the Borrower to enter into this agreement, to execute and deliver the notes, mortgage and other documents required by the Administrator; to construct and operate the System, and to Perform all other acts to be performed by it hereunder;

         (e) evidence that there has been no substantial adverse change in the Borrower's financial condition or plant since the date of the last financial statement submitted by the Borrower to the Administrator;

         (f) evidence that the Borrower is not involved in or threatened with any litigation which may substantially and adversely affect the Borrower's financial condition, and that there are no liens or clouds on title on any of its property, except the lien of the Mortgage, any mortgages or indentures made to secure the obligation of McLoud to the Government and the Bank and any supplemental mortgage;

         (g) such opinions as the Administrator may require, by counsel (who may be a member of the Borrower's legal staff, if any, or an attorney regularly employed by the Borrower) selected by the Borrower and approved by the Administrator:

         (h) evidence that the Borrower has good and marketable title to the Existing Facilities, subject only to the lien of the Mortgage and any mortgages or indentures made to secure the obligation of McLoud to the Government and the Bank and holds such franchises, permits, leases, easements, rights, privileges, licenses or right-of-way instruments, reasonably adequate in form and substance, as may be required by law for the continued maintenance and operation of the Existing Facilities, and every part thereof, in their present location;

         (i) evidence that McLoud has duly and effectively merged into the Borrower, with the Borrower as the surviving corporation, under terms and conditions satisfactory to the Administrator, and that such merger has been effectively consummated in compliance with all applicable laws and regulations;

    SECTION 10. The Notes referred to in the preceding sections of this Agreement shall bear interest at the rate set forth in the Loan Agreement relating thereto.

    SECTION 11. To the extent that the terms of this agreement, as it amends the Loan Contract, differ from the terms of the McLoud Loan Contract, this agreement shall constitute an amendment to the McLoud Loan Contract. All obligations of McLoud, the Government and the Bank under the McLoud Loan Contract which have heretofore been performed shall be deemed to have been performed hereunder.

    SECTION 12. COUNTERPARTS. This agreement may be simultaneously executed and delivered in two or more counterparts, each of which so executed and delivered shall be deemed to be an original, and all shall constitute but one and the same instrument.



                                       DOBSON TELEPHONE COMPANY, INC.


                                       By  /s/ Everett R. Dobson
                                          -------------------------------
                                                                President
(Seal)
Attest:

/s/ Stephen T. Dobson
---------------------------------
                       Secretary


                                       UNITED STATES OF AMERICA, and
                                       RURAL TELEPHONE BANK,
                                       respectively,


                                       By  /s/ James B. Hogan
                                          -------------------------------
                                          As Administrator of Rural
                                          Electrification Administration,
                                          and as Governor of Rural
                                          Telephone Bank

(Seal)
Attest:


/s/ Matthew Link
---------------------------------
Assistant Secretary of
Rural Telephone Bank